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                                                                     EXHIBIT 5.2

                          [PIPER & MARBURY LETTERHEAD]



                                January 23, 1997




Redwood Trust, Inc.
591 Redwood Highway, Suite 3100
Mill Valley, California 94941

                     Registration Statement on Form S-8/S-3

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Redwood Trust, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,649,486 shares of the Common Stock, par value $.01 per share, of the Company (the "Shares") pursuant to a Registration Statement of the Company on Form S-8/S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). The Shares (i) have been or may be issued pursuant to the Company's Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (the "Plan") and (ii) once issued pursuant to options granted under the Plan to certain selling stockholders named in the Registration Statement (the "Selling Stockholders") may reoffered and resold by the Selling Stockholders.

         In this capacity, we have examined the Registration Statement, the Charter and By-Laws of the Company, the Plan, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares issued and to be issued pursuant to the Plan, a Certificate of the Secretary of the Company dated January 23, 1997, and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary and have not
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Redwood Trust, Inc.
January 23, 1997
Page 2

independently verified the matters stated therein. We assume that the Company will have at the time of exercise of each option granted under the Plan at least that number of authorized but unissued shares of Common Stock of the Company equal to the number of shares then being exercised under such option.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that the Shares issued or to be issued by the Company pursuant to the Plan have been duly and validly authorized and, to the extent issued are, or when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be, validly issued, fully paid, and non-assessable.

         The opinion expressed herein is solely for (i) the use of the Company in connection with the Registration Statement, and (ii) the use of Tobin & Tobin in giving their legality opinion to be filed as an exhibit to the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     /s/ Piper & Marbury L.L.P.